FORM OF
                                    AMENDMENT
                            DATED FEBRUARY 17, 2006,
                                       TO
                       DISTRIBUTION PLAN - H-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                            DATED FEBRUARY 25, 2000,
                                   AS AMENDED


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                                FORM OF EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - H-CLASS SHARES

RYDEX SERIES FUNDS
------------------

      Medius Fund
      Mekros Fund
      Large-Cap Europe Fund
      Large-Cap Japan Fund
      Sector Rotation Fund
      Core Equity Fund
      Absolute Return Strategies Fund
      Market Neutral Fund
      Hedged Equity Fund
      Large-Cap Value Fund
      Large-Cap Growth Fund
      Mid-Cap Value Fund
      Mid-Cap Growth Fund
      All-Cap Value Fund
      Inverse Mid-Cap Fund
      Small-Cap Value Fund
      Small-Cap Growth Fund
      Inverse Small-Cap Fund
      Strengthening Dollar Fund
      Weakening Dollar Fund
      Real Estate Fund
      Commodities Fund
      S&P 500 FUND
      RUSSELL 2000 FUND

DISTRIBUTION FEES

      Distribution Services......................twenty-five basis points (.25%)

CALCULATION OF FEES

      Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.

                          ADDITIONS ARE NOTED IN BOLD.